Exhibit 99

                                                                                                                  Company Contact:
                                                                                                                 CHARLES E. TRIANO
                                                                                                                  Vice President-Investor Relations
                                                                                                                 Forest Laboratories, Inc.
                                                                                                                 909 Third Avenue
                                                                                                                 New York, NY 10022
                                                                                                                 (212) 224-6714
                                                                                                                 charles.triano@frx.com

FOREST LABORATORIES ANNOUNCES RESIGNATION OF IVAN GERGEL, MD

NEW YORK, March 19, 2008—Forest Laboratories, Inc. (NYSE: FRX) today announced that Ivan Gergel, MD , Senior Vice President – Scientific Affairs and President of the Forest Research Institute has resigned his position and will leave the Company effective March 31, 2008.

Lawrence Olanoff, MD, PhD, President and Chief Operating Officer of Forest, stated: "The Board and I wish to thank Ivan Gergel for his ten years of service at Forest. His contributions are appreciated and have been especially significant for our CNS products, such as Celexa, Lexapro and Namenda. We wish him well in his future endeavors."

The Company is currently in the process of identifying a potential successor. In the interim the Forest Research Institute will continue to be overseen by Dr. Olanoff.

About Forest Laboratories Inc. and Its Products

Forest Laboratories (www.frx.com) is a U.S.-based pharmaceutical company dedicated to identifying, developing, and delivering products that make a positive difference in peoples' lives. Forest Laboratories' growing product line includes Lexapro® (escitalopram oxalate), an SSRI indicated for adults for the initial and maintenance treatment of major depressive disorder and generalized anxiety disorder; Namenda® (memantine HCl), an N-methyl D-aspartate (NMDA)-receptor antagonist indicated for the treatment of moderate to severe Alzheimer's disease; Campral®* (acamprosate calcium), indicated in combination with psychosocial support for the maintenance of abstinence from alcohol in patients with alcohol dependence who are abstinent at treatment initiation; and Bystolic™ (nebivolol), a beta-adrenergic receptor blocking agent indicated for the treatment of hypertension. In addition to our growing product line, Forest also co-promotes the Daiichi Sankyo, Inc. products Benicar®* (olmesartan medoxomil), an angiotensin receptor blocker; Benicar HCT®* (olmesartan medoxomil-hydrochlorothiazide), an angiotensin receptor blocker and diuretic combination product; and AZOR™* (amlodipine and olmesartan medoxomil), a calcium channel blocker and angiotensin receptor blocker combination product, all indicated for the treatment of hypertension.

*Azor is a trademark of Daiichi Sankyo, Inc.; Benicar and Benicar HCT are registered trademarks of Daiichi Sankyo, Inc.; and Campral is a registered trademark of Merck Sante s.a.s., subsidiary of Merck KGaA, Darmstadt, Germany.

Except for the historical information contained herein, this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform act of 1995. These statements involve a number of risks and uncertainties, including the difficulty of predicting FDA approvals, the acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, the timely development and launch of new products, and the risk factors listed from time to time in each of Forest Laboratories' Reports on Form 10-K, Quarterly Reports on Form 10-Q, and any subsequent SEC filings.

Source: Forest Laboratories, Inc.

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